Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Viavi Solutions Inc of our report dated August 11, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Viavi Solutions Inc.'s Annual Report on Form 10-K for the year ended June 28, 2025.

/s/ PricewaterhouseCoopers LLP
Phoenix, Arizona
January 29, 2026

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